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                                                                   Exhibit 23.5





                          CONSENT OF FINANCIAL ADVISOR



         We hereby consent to the use of the form of our opinion letter to the Board of Directors of MNB Bancshsares included as Appendix B to the Prospectus/Proxy Statement which is part of the Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger between MNB Bancshares, Inc. and Landmark Bancshares, Inc., and to the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



/s/ McConnell, Budd & Downes, Inc.


McConnell, Budd & Downes, Inc.
July 23, 2001